Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-238530-09) pertaining to the $700,000,000 4.75% Senior Notes Due 2027 of Ryman Hospitality Properties, Inc.,
(2)	Registration Statement (Form S-8 No. 333-211214) pertaining to the Ryman Hospitality Properties, Inc. 2016 Omnibus Incentive Plan,
(3)	Registration Statement (Form S-3 No. 333-272429) pertaining to the offering of common stock of Ryman Hospitality Properties, Inc., and
(4)	Registration Statement (Form S-8 No. 333-279248) pertaining to the Ryman Hospitality Properties, Inc. 2024 Omnibus Incentive Plan,

of our reports dated February 21, 2025 with respect to the consolidated financial statements and schedules of Ryman Hospitality Properties, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Ryman Hospitality Properties, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Ryman Hospitality Properties, Inc. for the year ended December 31, 2024.

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/s/ Ernst & Young LLP
Nashville, Tennessee
February 21, 2025